SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                           FORM 8-K
                        CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 1998

                     THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

                           Delaware
(State or other jurisdiction of incorporation)

    001-06035                            95-2588754
(Commission File No.)          (IRS Employer Identification No.)

                   3033 Science Park Road
              San Diego, California 92121-1199
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:  (619) 552-9500

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.
On February 27, 1998, Eagle Acquisition Sub, Inc., a Florida corporation ("Titan Sub") and a wholly-owned subsidiary of The Titan Corporation, a Delaware corporation ("Titan"), merged with and into DBA Systems, Inc., a Florida corporation ("DBA"), pursuant to an Agreement and Plan of Merger and Reorganization, dated
January 5, 1998, among Titan, Titan Sub and DBA (the "Merger Agreement"). Upon consummation of the Merger, Titan Sub ceased to exist, and DBA, the surviving corporation, became a wholly-owned subsidiary of Titan.
Under the terms of the Merger Agreement, each share of DBA common stock, $.10 par value ("DBA Common Stock"), outstanding immediately prior to the closing of the Merger was converted into approximately 1.366667 shares of Titan common stock, $.01 par value ("Titan Common Stock"). At the closing of the Merger, 6,110,764 shares of Titan Common Stock were issued to DBA shareholders, and Titan assumed all outstanding DBA options which were converted into options to acquire approximately 441,020 additional shares of Titan Common Stock, representing approximately 28% of the total issued and outstanding Titan Common Stock, and 27% of the total voting power of Titan capital stock. Norman J. Wechsler, a former shareholder of DBA owning 1,175,921 shares of DBA Common Stock and holding 26.3% of the outstanding DBA Common Stock immediately prior to the consummation of the Merger, received 1,607,092 shares of Titan Common Stock plus cash in lieu of fractional shares in exchange for his DBA Common Stock.
There will be no change in the current Titan Board of Directors or Titan officers as a result of the Merger.
DBA is principally engaged in the defense mapping, charting and geodesy and electronics business and has re-entered the medical imaging and commercial imaging markets. DBA provides specialized products and services in two major areas of concentration: imaging systems and electro-optical systems. Titan and DBA intend to continue to devote the assets of DBA to such purposes.
Filed as Exhibit 99.1 to this report is summarized financial information of Titan as of February 28, 1998, which includes combined results of operations of Titan and DBA for the two months ended February 28, 1998.
Reference is made to the Titan/DBA Joint Proxy
Statement/Prospectus dated February 6, 1998 filed with the Securities and Exchange Commission for additional information with respect to the Merger.
Item 5.   Other Events.
     On February 26, 1998, Titan announced that it had entered into a definitive agreement (the "Merger Agreement") with Horizons Technology, Inc., a Delaware corporation ("Horizons"), and certain stockholders of Horizons, whereby Horizons will become a wholly-owned subsidiary of Titan in a stock-for-stock merger. Titan hereby incorporates by reference the contents of the news release announcing the signing of the Merger Agreement filed as
Exhibit 99.2 to this report.
Item 7.     Financial Statements and Exhibits.
     (a)    Financial Statements of Businesses Acquired.
           (1) The financial statements required to be filed with respect to the acquisition described above in Item 2 (the
"Financial Statements") are not included with this Current
Report on Form 8-K. The Financial Statements will be filed within sixty (60) days of the date that this Current
Report on Form 8-K is required to be filed.
          (2) For Summarized Financial Information as of February 28, 1998, see Exhibit 99.1
     (b)     Pro Forma Financial Information
          The pro forma financial information required to be filed with respect to the acquisition described above in Item 2
(the "Pro Forma Financial Information") is not included with this Current Report on Form 8-K. The Pro Forma
Financial Information will be filed within sixty (60) days of the date that this Current Report on Form 8-K is required to be filed.
     (c)     Exhibits.
          2.1 Agreement and Plan of Merger and Reorganization dated January 6, 1998, among the Titan Corporation,
Titan Acquisition Sub, Inc. and DBA Systems, Inc.
which was filed as Exhibit 2.1 to Titan's
Registration Statement on Form S-4 No. 333-45719, is incorporated herein by reference.
          99.1  Summarized Financial Information as of February 28,
1998.
          99.2  News Release dated February 27, 1998.
                             SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                              THE TITAN CORPORATION



Dated:  March 9, 1998        By: /S/ Gene W. Ray
                             Gene W. Ray
                             Chief Executive Officer and  President

                        INDEX TO EXHIBITS
          2.1 Agreement and Plan of Merger and Reorganization dated January 6, 1998, among The Titan Corporation,
Titan Acquisition Sub, Inc. and DBA Systems, Inc.
which was filed as Exhibit 2.1 to Titan's
Registration Statement on Form S-4 No. 333-45719, is incorporated herein by reference.
          99.1  Summarized Financial Information as of February 28,
1998.
          99.2  News Release dated February 27, 1998.